INVESTMENT AGREEMENT


        INVESTMENT AGREEMENT dated as of July 31, 1996 by and among AMBAC CAPITAL FUNDING, INC., a Delaware corporation ("ACFI"), OLD DOMINION ELECTRIC COOPERATIVE ("Old Dominion"), a wholesale power supply cooperative organized under the laws of the Commonwealth of Virginia, and AMBAC INDEMNITY CORPORATION ("AMBAC"), a Wisconsin-domiciled stock insurance corporation.

        WHEREAS, pursuant to a Participation Agreement, dated as of July 1, 1996 (the "Participation Agreement"), by and among Old Dominion, Clover Unit 2 Generating Trust (the "Facility Owner"), Wilmington Trust Company (the "Owner Trustee"), EPC Corporation (the "Owner Participant") and Utrecht-America Finance Co. (the "Agent"), Old Dominion has arranged for the parties thereto to take various actions in connection with the Transaction; and

        WHEREAS, pursuant to an Operating Equipment Agreement, dated as of July 1, 1996 (the "Operating Equipment Agreement"), by and between the Facility Owner and Old Dominion, the Facility Owner has conveyed the Equipment Interest (as such term is defined in the Operating Equipment Agreement) to Old Dominion for a term of years; and

        WHEREAS, pursuant to a Operating Foundation Agreement, dated as of July 1, 1996 (the "Operating Foundation Agreement"; the Participation Agreement, the Operating Equipment Agreement and the Operating Foundation Agreement are sometimes hereinafter referred to collectively as the "Subject Agreements"), by and between the Facility Owner and Old Dominion, the Facility Owner has conveyed the Foundation Interest to Old Dominion for a term of years; and

        WHEREAS, AMBAC has agreed to issue its Surety Bond No. SB0457BE (the "Surety Bond") guaranteeing certain payments required to be made by Old Dominion pursuant to the Subject Agreements, subject to the terms and conditions of the Surety Bond; and

        WHEREAS, to induce AMBAC to issue the Surety Bond, Old Dominion has agreed to (i) pay the premium for such Surety Bond, (ii) reimburse AMBAC for all payments made by AMBAC pursuant to the Surety Bond and (iii) to secure its obligation to reimburse AMBAC for all such payments made pursuant to a Guaranty Agreement, dated as of July 1, 1996 (the "Guaranty Agreement"), by and between Old Dominion and AMBAC; and

        WHEREAS, to secure its obligations to AMBAC under the Guaranty Agreement, Old Dominion has agreed to invest certain monies with ACFI pursuant to this Agreement and to grant to AMBAC a perfected security interest this Investment Agreement pursuant to an Investment Agreement Pledge Agreement, dated as of July 1, 1996 (the "Pledge Agreement"), by and among Old Dominion, the Owner Participant, the Facility Owner and AMBAC; and

        WHEREAS, ACFI is willing, on the terms and conditions set forth in this Agreement, to accept the investment of Invested Monies (as hereinafter defined).

        NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained and set forth, ACFI, Old Dominion and AMBAC hereby agree as follows:

        SECTION 1. DEFINITIONS


        As used herein, the following terms have the following meanings:

        1.1. "Agreement" means this Investment Agreement entered into by and among ACFI, Old Dominion and AMBAC.

        1.2. "Approved Wire Time" means no later than 1:30 p.m. New York City Time.

        1.3. "Business Day" means any day other than a Saturday or Sunday or other day on which commercial banking institutions are authorized or required by law, regulation or executive order to be closed in (i) Glen Allen, Virginia,
(ii) the city and state in which the principal corporate trust office of the Owner Trustee is located, (iii) the city and state in which the principal office of the Agent is located, (iv) the city and state in which the principal office of AMBAC is located or (v) Amsterdam, The Netherlands. Any payment due hereunder on a day that is not a Business Day shall be due and payable on the next succeeding Business Day.

        1.4. "Collateral" means cash, direct obligations of the Department of the Treasury of the United States of America ("Treasuries"), and obligations of the Government National Mortgage Association ("GNMA's), the Federal National Mortgage Association ("FNMA's") or the Federal Home Loan Mortgage Corporation ("FHLMC's").

        1.5 "Collateral Requirement" means (i) in the case of cash, 100% of Invested Monies, (ii) in the case of Treasuries and GNMA's, 104% of Invested Monies, and (iii) in the case of FNMA's or FHLMC's, 105% of Invested Monies.

        1.6.        "Custodian" has the meaning set forth in Section 4.2(a)(ii).

        1.7. "Downgrade" means any reduction of the rating on the Guarantor's claims-paying ability below the levels specified in Section 4.2 or any withdrawal of a rating.

        1.8. "Earnings" means interest earned in accordance with the provisions of Section 2.2 hereof.

        1.9.        "Effective Date" means July 31, 1996.

        1.10.       "Event of Default" has the meaning given that term in
Section 5.1 hereof.

        1.11. "Federal Funds Rate" means, for any period, a fluctuating interest rate per annum equal for each day during such period to (a) the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York; or (b) if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by Old Dominion from three federal funds brokers of recognized standing selected by it.

        1.12. "Guarantee" means the financial guaranty insurance policy of the Guarantor attached hereto as Exhibit B.

        1.13. "Guarantor" means AMBAC Indemnity Corporation, a Wisconsin-domiciled stock insurance company.

        1.14. "Guaranty Agreement Deposit" means the amounts to be invested hereunder (initially, $24,378,659.53) as contemplated by the Guaranty Agreement.

        1.15. "Interest Payment Date" means the fifth day of each January and July (or the next succeeding Business Day if such fifth day is not a Business Day) commencing January 5, 1997.

        1.16. "Interest Payment Procedures" means that Earnings will be retained hereunder and compounded until each Interest Payment Date and will be wire transferred in immediately available funds to Old Dominion on each Interest Payment Date in the amounts set forth in Exhibit C attached hereto.

        1.17.       "Invested Monies" means the Guaranty Agreement Deposit.

        1.18. "Market Value" means, on any Business Day, with respect to securities constituting Collateral one of the following three methods, which method shall be consistently applied: (i) valuation of the Collateral computed on the basis of the bid price last quoted by the Federal Reserve Bank of New York on the valuation date and printed in The Wall Street Journal or the New York Times; or (ii) valuation of the Collateral by a nationally recognized pricing service whose valuation method consists of the composite average of various bid price quotes on the valuation date; or (iii) valuation of the Collateral based on the lower of two dealer bids on the valuation date. Such dealers or their parent holding companies must be rated at least investment grade by S&P and Moody's and must be market makers in the securities being valued. In the event that the Custodian or such agent is unable to obtain the price of a particular security from a pricing information service on any Business Day, the market value of such securities shall be determined by the Custodian or such agent in the exercise of its discretion based on information furnished to the Custodian or such agent by one or more brokers in such securities or the Custodian or such agent may price such securities using a formula utilized by the Custodian or such agent for such purpose in the ordinary course of its business.

        1.19. "Moody's" means Moody's Investors Service, Inc. and its successors.

        1.20 "Permitted Withdrawal Purpose" means the payment to AMBAC of any amounts payable by Old Dominion to AMBAC pursuant to the Guaranty Agreement which have not been paid by Old Dominion prior to the expiration of the grace period specified in clauses (a) or (b), as applicable, of Section 3.01 of the Guaranty Agreement. Notwithstanding the foregoing, however, other than as permitted under Sections 4.2, 4.3 or 5.3 hereof, in no event shall a withdrawal for the purpose of reinvesting Invested Monies in another investment constitute a "Permitted Withdrawal Purpose".

        1.21. "Rate of Earnings" means 7.24% per annum calculated on a 30/360 day count basis.

        1.22. "S & P" means Standard & Poor's Ratings Group and its successors.

        1.23.       "Termination Date" means January 4, 2020.

        1.24. "Uniform Commercial Code" means the Uniform Commercial Code as in effect in the State of New York on the date such law is applied; provided, however, that, in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of any security interest granted under this Agreement is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term "Uniform Commercial Code" means the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions thereof relating to such attachment, perfection or priority and for purposes of definitions related to such provisions.

        1.25. "Withdrawal Amount" means the amount specified by AMBAC in the notice delivered pursuant to Section 2.3(b).

        1.26. "Withdrawal Date" means (i) the date specified in the notice delivered pursuant to Section 2.3(b) and (ii) any date on which the Invested Monies are withdrawn pursuant to Sections 4.2 or 5.2.


        SECTION 2. INVESTMENT OF FUNDS


        2.1. Delivery of Funds. On the Effective Date, Old Dominion shall deliver Invested Monies to ACFI for the credit of ACFI's account as specified in Exhibit A hereto and ACFI shall accept the Invested Monies from Old Dominion.

        2.2. Interest. Interest on the outstanding balance of the Invested Monies shall accrue daily as of the close of business each day during the term of this Agreement at the Rate of Earnings, from and including the Effective Date to but excluding the Termination Date. No interest will accrue on or after the Termination Date unless such Termination Date is not a Business Day in which case interest will accrue to but excluding the next succeeding Business Day. Earnings shall be paid on each Interest Payment Date, in arrears, in accordance with the Interest Payment Procedure.

        2.3. Withdrawals. (a) Except as provided in Sections 4.2, 4.3 or 5.2, the only withdrawals in respect of the Guaranty Agreement Deposit which will be permitted are withdrawals made at the direction of AMBAC on a Withdrawal Date in the applicable Withdrawal Amount for a Permitted Withdrawal Purpose.

        (b) Except as provided in Sections 4.2, 4.3 or 5.2, ACFI will only honor a request for a withdrawal in respect of the Guaranty Agreement Deposit if AMBAC delivers written notice via telecopy to ACFI two (2) Business Days prior to any such withdrawal specifying the amount to be withdrawn and the Withdrawal Date and certifying that (i) the withdrawal is only being made for a Permitted Withdrawal Purpose, (ii) the amount to be paid by ACFI is to be applied by AMBAC for such purpose within one Business Day following the withdrawal, and (iii) the amount to be withdrawn is not greater than the amount to be so applied by AMBAC.

        2.4. Wire Transfers. The initial amount to be transferred by Old Dominion to ACFI hereunder shall be transferred by the Approved Wire Time by wire transfer of same day funds to ACFI's account as specified in Exhibit A hereto. Amounts to be transferred hereunder by ACFI to either Old Dominion or AMBAC shall be transferred by the Approved Wire Time by wire transfer of same day funds to the account designated by the Old Dominion or AMBAC, as the case may be, in Exhibit A hereto or to such other account as Old Dominion or AMBAC shall so designate, such designation to be made in writing not less than seven
(7) Business Days prior to the date of transfer. Any fees or costs associated with the transfer of funds hereunder shall be paid by the transferor of the funds. Any expenses incurred as a result of delays or errors in the wire transfer of funds shall be reimbursed to the prejudiced party pursuant to
Section 8 hereof.

        2.5. Required Notices. ACFI hereby agrees to provide to Old Dominion and AMBAC (i) monthly reports by the tenth Business Day of each month identifying this Agreement and setting forth (A) the current balance of the Invested Monies,
(B) the amount of interest accrued on the Invested Monies in such month, and (C) any Collateral held by the Custodian identifying such Collateral by type, and the Market Value of such Collateral as of the most recent date of valuation thereof and (ii) immediate written notice of any Downgrade.


        SECTION 3. GUARANTEE


        Old Dominion, in entering into this Agreement, is and will be relying on the Guarantee of the Guarantor, a copy of which is attached hereto as Exhibit B.


        SECTION 4. TERMINATION; COLLATERALIZATION


        4.1. Scheduled Termination. This Agreement shall terminate on the Termination Date. At such time, all amounts not previously withdrawn pursuant to the provisions of this Agreement, together with all accrued and unpaid Earnings up to but excluding the Termination Date, as calculated as provided in this Agreement, shall be paid to Old Dominion in immediately available funds.

        4.2. Downgrade. If the claims-paying ability rating of the Guarantor is at any time withdrawn or reduced below "AA" or "Aa2" by S&P or Moody's, respectively, ACFI shall immediately notify the Old Dominion, and, at the direction of Old Dominion, within ten (10) days after receipt of such notice, ACFI shall:

        (i)     return the remaining Invested Monies and Earnings to Old
                        Dominion at no penalty,

        (ii) deliver Collateral to the Custodian and grant to Old Dominion a first and prior perfected security interest under the Uniform Commercial Code in and to such Collateral, which Collateral shall at all times have a Market Value at least equal to the Collateral Requirement; or

        (iii) obtain a new guarantor acceptable to Old Dominion, who is rated at least "AA" and "Aa2" by S&P and Moody's, respectively.


        4.3. Provisions With Respect to Collateral. In the event that ACFI is required, pursuant to Section 4.2 hereof, to deliver Collateral, the provisions of this Section 4.3 shall apply.

                (a) Collateral Valuation. The Custodian shall, promptly following the opening of business on each Tuesday, or if any such Tuesday is not a Business Day, on the next following Business Day, determine the aggregate Market Value of Collateral held by the Custodian pursuant to this Section 4.3, and shall notify Old Dominion and ACFI by telephone on such date (such notice to be confirmed in writing) of such amount and provide Old Dominion or ACFI any information that either of them may reasonably request regarding the determination thereof. If such amount is less than the Collateral Requirement on such day, ACFI shall, before the close of business on the Business Day following the date of such determination, deliver to the Custodian additional Collateral having an aggregate Market Value on such day not less than the amount of such deficiency.

                (b) Withdrawal of Collateral. ACFI shall upon one (1) Business Day's telephonic notice (such notice to be confirmed in writing) to the Custodian and Old Dominion, be entitled to withdraw Collateral on any Business Day to the extent that the Market Value of Collateral held by the Custodian pursuant to this Section 4.3 exceeds the Collateral Requirement on such day. Such notice shall specify such information as the Custodian or Old Dominion may require with respect to the Collateral to be withdrawn. The Custodian shall deliver to ACFI the Collateral so specified before the close of business on the second Business Day following receipt of such notice; provided, however, that only so much Collateral may be withdrawn as will not reduce the Market Value of the Collateral on the day of withdrawal to less than the Collateral Requirement on such day.

                (c) Substitution of Collateral. ACFI shall, upon one (1) Business Day's telephonic notice (such notice to be confirmed in writing) to the Custodian and Old Dominion, be entitled on any Business Day to substitute for any Collateral other Collateral having the same or a greater Market Value at the time of substitution. Such notice shall specify the Collateral to be withdrawn and the substitute Collateral to be delivered to the Custodian. The Custodian shall as soon as practicable following receipt of such notice, but no later than the second Business Day following receipt of such notice, deliver to ACFI the Collateral so specified for withdrawal against delivery by ACFI of such substitute Collateral.

                (d) Registration and Repledge of Collateral. Except upon the occurrence of an Event of Default, neither Old Dominion nor the Custodian may sell, pledge or otherwise dispose of any Collateral or any interest therein except for redelivery of Collateral to ACFI and except as pursuant to the Pledge Agreement.

                (e) Remedies. If any Event of Default shall occur and be continuing, the Custodian shall, upon receipt of written instructions from Old Dominion to do so (i) exercise such rights for the enforcement of ACFI's obligations hereunder as are expressly provided herein or are otherwise provided under applicable law, (ii) exercise any of the rights and remedies of a secured party with respect to the Collateral, including any such rights and remedies under the Uniform Commercial Code, and (iii) to the extent permitted by applicable law, without demand of performance and without notice to ACFI except as provided below, take either or both of the following actions:

                (i) sell the Collateral or any part thereof, in one lot or in separate parcels, for cash or on credit or for future delivery, at the option and at the sole discretion of Old Dominion, at any public or private sale, and at such price or prices as Old Dominion may deem appropriate, upon two (2) Business Days' prior notice to ACFI of its intention to sell and of the time and place of sale. If the purchaser fails to take up and pay for the Collateral so sold, such Collateral may again be similarly sold. Old Dominion or the Custodian may be the purchaser of any or all of the Collateral sold and thereafter shall hold such Collateral free from any right of redemption, stay or appraisal; provided, however, that in the sale of securities neither Old Dominion nor the Custodian shall be entitled to purchase any of the Collateral at any private sale for less than the Market Value of such securities; or

                (ii) give ACFI written notice of Old Dominion's proposal to retain the Collateral in satisfaction of all of the outstanding payment obligations of ACFI under this Agreement, and if ACFI does not give Old Dominion notice of objection on or before the second Business Day after Old Dominion gives such notice of its proposal to retain such Collateral, Old Dominion will retain the Collateral free from any claim or right of any nature whatsoever of ACFI, including any rights in equity or right of redemption. If ACFI provides notices of objection, the Custodian will be obligated to take the actions specified in Section 4.3(e) (i) above.

                (f) Application of Proceeds. The proceeds of any sale of all or any part of the Collateral pursuant to this Section 4.3 shall be applied by Old Dominion first to all reasonable expenses and fees (including, without limitation, fees and expenses of legal counsel) or taxes imposed upon or incurred by Old Dominion and/or the Custodian after the occurrence of an Event of Default in connection with (a) the custody, care, sale or collection of, or realization upon, any of the Collateral or (b) the preservation or enforcement of any rights of Old Dominion hereunder and second to the payment of the obligations of ACFI hereunder. ACFI shall remain liable for any such obligations remaining unpaid from the foregoing proceeds and shall be entitled to any surplus after any application of such proceeds.

                (g) Requirements of Custodian; Expenses of Custodian. All Collateral delivered to the Custodian shall be segregated by the Custodian from other assets of the Custodian, Old Dominion or any other person. The Custodian shall prepare and deliver to Old Dominion and ACFI by the tenth Business Day of each month a report specifying the identity and location of all Collateral as of the end of the month preceding such report. Provided that the Collateral Requirement is maintained and that no Event of Default shall have occurred and be continuing, all payments of principal or interest on any Collateral received by the Custodian shall be remitted to ACFI as promptly as possible after receipt thereof. All fees, costs and expenses incurred by the Custodian shall be paid by ACFI.

                               SECTION 5. DEFAULT


        5.1. Events of Default. Each of the following events shall constitute events of default under this Agreement (each an "Event of Default"):

        (a) Failure by ACFI and the Guarantor on behalf of ACFI to (i) make any payment of Invested Monies or Earnings when due pursuant to the provisions of this Agreement or (ii) deliver or maintain Collateral at the times and in the amounts required by Sections 4.2 and 4.3 hereof.

        (b) If either ACFI or the Guarantor commences a case in bankruptcy relating to it, is adjudicated an insolvent or bankrupt, petitions or applies for the appointment of any receiver or trustee for itself or any substantial part of its property or initiates any proceeding relating to it under any reorganization, arrangement, or dissolution under applicable bankruptcy or similar insolvency laws; or, if any such proceeding is initiated against ACFI or the Guarantor and ACFI or the Guarantor, as the case may be, indicates in any manner its consent thereto or such proceeding is not dismissed within 60 days.

        (c) A failure by ACFI to perform or observe any of its material obligations under this Agreement (other than those described in Section 5.1(a) hereof) when such failure continues for ten (l0) Business Days or more after written notice thereof is given by Old Dominion to ACFI.

        (d) The expiration, termination (other than pursuant to its terms), or repudiation of the Guarantee or any other event which causes the Guarantee to cease to be in full force and effect or any action by the Guarantor which challenges the validity of the Guarantee.

        5.2. Rights and Obligations of Parties upon an Event of Default. Upon the occurrence of an Event of Default specified in Section 5.1(b) hereof, in addition to the remedies set forth in Section 4.3(e) hereof, all Invested Monies and Earnings thereon shall automatically become due and payable immediately without notice, receipt of which is hereby waived by ACFI. Upon the occurrence of any other Event of Default specified in Section 5.1 hereof, in addition to the remedies set forth in Section 4.3(e) hereof, Old Dominion may declare all Invested Monies and Earnings to be due and payable immediately. If, as a result of the occurrence of an Event of Default specified in Section 5.1, all Invested Monies and Earnings are withdrawn at the direction of Old Dominion, this Agreement shall be terminated on the date of such withdrawal as if such date were a Termination Date.


        SECTION 6. REPRESENTATIONS AND WARRANTIES


        6.1 Old Dominion represents and warrants to ACFI that: (i) it understands that neither the Agreement nor the Guarantee has been or will be registered under the Securities Act of l933, as amended (the "Securities Act") or any other applicable securities law (including the Blue Sky laws of any state) and, except in connection with an assignment hereof to the Guarantor upon a payment by the Guarantor under the Guarantee, that neither the Agreement nor the Guarantee may be offered, sold, transferred, pledged (except as pursuant to the Pledge Agreement), hypothecated or otherwise disposed of, unless either registered pursuant to, or exempt from registration under, the Securities Act and any other applicable securities laws; (ii) it understands that neither ACFI nor any person representing ACFI has made any representation to it with respect to ACFI or the offering or sale of this Agreement or the Guarantee other than as set forth herein; (iii) the legend set forth in Section 9.10 hereof has been called to its attention; (iv) it has had access to such financial and other information concerning ACFI and the Guarantor as it has deemed necessary in connection with its decision to invest the Invested Monies hereunder; (v) it is duly authorized to enter into this Agreement and the transactions contemplated hereby; (vi) this Agreement constitutes a legal, valid and binding obligation of Old Dominion enforceable against it in accordance with its terms, subject to bankruptcy, insolvency and similar laws affecting creditors' rights generally and subject as to enforceability to general principles of equity in a proceeding at law or in equity; (vii) the execution, delivery and performance of this Agreement by Old Dominion does not result in a breach or violation of, or cause a default under any provision of any applicable law, regulation, order, license, decree, judgment, indenture, contract or agreement binding upon the District or its assets or cause the creation of any lien or encumbrance on any of its properties; and (viii) it is not investing in this Agreement or the Guarantee with a view to any distribution thereof in violation of the Securities Act.

        6.2 ACFI represents and warrants to Old Dominion that: (i) it is duly authorized to enter into this Agreement and the transactions contemplated hereby; (ii) this Agreement constitutes a legal, valid and binding obligation of ACFI enforceable against it in accordance with its terms, subject to bankruptcy, insolvency and similar laws affecting creditors' rights generally and subject as to enforceability to general principles of equity in a proceeding at law or in equity; (iii) the execution, delivery and performance of this Agreement by ACFI does not and will not result in a breach or violation of or cause a default under, its charter or by-laws or any provision of any applicable agreement, instrument, judgment, injunction or order applicable to or binding upon ACFI or its assets, and (iv) on each occasion that ACFI delivers Collateral to the Custodian, Old Dominion will have a valid first prior perfected and enforceable lien on such Collateral, free from all claims of third parties.



        SECTION 7. LIMITATION ON ACFI'S OBLIGATIONS

        7.1. In performing its obligations hereunder, neither ACFI nor any of its directors, officers, employees, agents or representatives shall be liable or responsible for: (i) the payment of any amounts owing on or with respect to the Surety Bond or the Guaranty Agreement; (ii) the use or application by Old Dominion or AMBAC of any monies payable to AMBAC or Old Dominion hereunder;
(iii) any acts or omissions of Old Dominion under or with respect to the Surety Bond or the Guaranty Agreement; (iv) the validity or enforceability of the Surety Bond or the Guaranty Agreement; or (v) Old Dominion's or AMBAC's performance of its obligations under this Agreement or the Surety Bond or the Guaranty Agreement. Without limiting the foregoing, regardless of whether ACFI has reviewed the Surety Bond or the Guaranty Agreement or is generally familiar with the terms of agreements of a similar type, ACFI shall have no duty to comply with the terms of the Surety Bond or the Guaranty Agreement or to ascertain whether Old Dominion is in compliance therewith. For purposes of this Agreement, it shall not be necessary for ACFI to segregate or otherwise separately identify or account for the portion of the Invested Monies and ACFI may aggregate all the invested funds for accounting purposes. ACFI shall maintain complete and accurate records identifying the principal amount of Invested Monies. ACFI shall furnish monthly statements to Old Dominion and AMBAC identifying the amount of Invested Monies held hereunder and the amount of

Earnings accrued on such Invested Monies in the preceding month as set forth in
Section 2.5 hereof.

        7.2. The obligation of ACFI to pay the amounts due and payable under this Agreement is absolute, irrevocable and unconditional and ACFI hereby waives any right of recoupment, counterclaim, subrogation or setoff with respect to the Invested Monies.

        SECTION 8.  REIMBURSEMENT

        Delays caused by errors or failures in transfers of funds hereunder shall be compensated by the party retaining the funds due to error and by the prompt payment of interest for the loss of availability of such funds shall be made to the party prejudiced thereby in accordance with the following formula:


Interest = [(amount of funds lost) x (Federal Funds Rate)] x (No. of days funds lost)/360.

        SECTION 9.  MISCELLANEOUS


        9.1. No Waiver. No failure or delay on the part of ACFI, Old Dominion or AMBAC in exercising any right or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right or remedy preclude any other right or remedy. The rights and remedies of ACFI, Old Dominion or AMBAC hereunder are cumulative and are not exclusive of any rights or remedies provided by law or equity. Any remedies set forth in any other contract between Old Dominion and ACFI and/or AMBAC are separate and distinct from those set forth in this Agreement. None of the terms or provisions of this Agreement may be waived modified or amended, except in writing duly signed by ACFI, Old Dominion and AMBAC.

        9.2. Survival. All warranties and representations made by Old Dominion or ACFI in this Agreement or in any of the instruments or documents delivered pursuant to this Agreement regardless of any investigation made shall be considered to have been relied upon by the other parties hereto and shall survive the delivery of any instruments or documents.

        9.3. Successors and Assigns. This Agreement and all obligations and rights arising hereunder shall inure to the benefit of and be binding upon the parties hereto and their respective successors, assigns and beneficiaries. Notwithstanding the foregoing and subject to the Pledge Agreement, this Agreement, and the obligations and rights arising out of this Agreement or any part hereof, shall not be sold, pledged or assigned or otherwise transferred by ACFI, Old Dominion or AMBAC without the prior written consent of the other parties hereto, and any such attempted sale, pledge, assignment or transfer shall be void ab initio; provided, however, that ACFI may transfer this Agreement or any of its interests or obligations hereunder to any subsidiary of AMBAC Inc. if from and after such transfer and the assumption by the transferee of ACFI's obligations hereunder, the obligations of the transferee hereunder shall be guaranteed by the Guarantor under terms at least as favorable to Old Dominion as the terms of the Guarantee; and, provided further, that any successor to (i) Old Dominion under the Surety Bond, the Guaranty Agreement or the Pledge Agreement and (ii) AMBAC under the Surety Bond, the Guaranty Agreement or the Pledge Agreement shall be considered a successor in interest to Old Dominion or AMBAC, as the case may be, with respect to this Agreement without the necessity of obtaining the prior written consent of ACFI. No consent shall be required for the transfer of this Agreement to any successor entity appointed in accordance with this Agreement or the pledge of this Agreement pursuant to the Pledge Agreement.

        9.4. Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed in such State.

        9.5. Severability of Provisions. If any one or more of the provisions contained in this Agreement is declared invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

        9.6. Counterparts. This Agreement may be executed in several counterparts and, as so executed, shall constitute one agreement binding upon the parties hereto.

        9.7. Integration of Terms. This Agreement contains the entire agreement between the parties relating to the subject matter hereof and supersedes all oral statements and prior writings with respect thereto.

        9.8. Interpretation. The headings of the articles and sections hereof are for convenience of reference only and shall not affect the meaning or construction of any provision hereof.

        9.9. Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given upon delivery if delivered by hand (with receipt), or as of the date of delivery shown on the receipt if mailed at a post office in the United States of America by registered or certified mail, postage prepaid, return receipt requested, or as of the date of acknowledgment if transmitted by telex, rapifax or other telecommunication equipment, in any case addressed to the attention of the person listed on Exhibit A hereto, or at such other address or to the attention of such other person as such party shall have designated to the other party hereto in a written notice. Any notices given by telex, rapifax or other telecommunication equipment shall be orally confirmed by the sender immediately after such notice is transmitted.

        9.10. Legend. NEITHER THIS AGREEMENT NOR THE ATTACHED GUARANTEE HAVE BEEN OR WILL BE REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE, AND, EXCEPT IN CONNECTION WITH AN ASSIGNMENT HEREOF TO THE GUARANTOR UPON A PAYMENT BY THE GUARANTOR UNDER THE GUARANTY, THIS AGREEMENT AND THE GUARANTEE MAY BE SOLD, TRANSFERRED OR ASSIGNED ONLY AS PERMITTED HEREUNDER AND ONLY IF REGISTERED PURSUANT TO THE SECURITIES ACT OR IF AN EXEMPTION FROM REGISTRATION IS AVAILABLE. BY ITS EXECUTION OF THIS AGREEMENT, OLD DOMINION AND AMBAC AGREE THAT THE AGREEMENT AND THE GUARANTEE ARE

BEING ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR FOR SALE IN CONNECTION WITH, THE PUBLIC DISTRIBUTION THEREOF.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first above written.


AMBAC CAPITAL FUNDING, INC.                     AMBAC INDEMNITY CORPORATION



By:   /s/ ILLEGIBLE                        By:   /s/  ILLEGIBLE
   -------------------------------            -------------------------------
Title: Vice President                      Title: First Vice President


By:    /s/ Robert Roseman
   -------------------------------
Title: Managing Director


OLD DOMINION ELECTRIC COOPERATIVE


By:     /s/ ILLEGIBLE
   ------------------------------
Title:

                                   EXHIBIT A

Notices and communications to the parties should be directed to:


IF TO ACFI:                             IF TO OLD DOMINION:
AMBAC Capital Funding, Inc.             Old Dominion Electric Cooperative
300 Nyala Farms Road                    4201 Dominion Boulevard
Westport, Connecticut 06831             Glen Allen , Virginia 23060
Telephone No.: (203) 341-2335           Telephone No.: 804-747-0592
Telecopier No. :  (203) 341-2355        Telecopier No.: 804-747-3742
Attention: John Tsigakos                Attention: Vice President of Accounting
                                        and Finance



IF TO AMBAC:
AMBAC Indemnity Corporation
One State Street Plaza
New York, New York 10004
Attention: General Counsel
Telephone No.: (212) 668-0340
Telecopier No.: (212) 509-9190

Wire Transfer Information - unless otherwise designated as provided herein, wire instructions and transfers shall be made as follows:

TO ACFI:                                TO OLD DOMINION:
Bank of New York                        Nationsbank
ABA Number 0210-0001-8                  ABA No.: 051-0000-17
Beneficiary Bank: GLA 111-569 GSCS      for the account of Old Dominion
                                        Electric Cooperative
                                        Account No. 20014290
Attention:  Vinnette Simpson            Reference: Clover Unit 2
FTC: ACF                                Attn: Carolyn Kilby


TO AMBAC:

Citibank, N.A.
ABA# 02100089
A/C# 40609486

                                   EXHIBIT B


                            FORM OF INSURANCE POLICY

                       FINANCIAL GUARANTY INSURANCE POLICY

                           AMBAC Indemnity Corporation
                             One State Street Plaza
                            New York, New York 10004
                                 (212) 668-0340


INVESTMENT AGREEMENT:                             POLICY NUMBER: FC0014BE

Investment Agreement dated as of July 31, 1996 by and among
AMBAC Capital Funding, Inc., Old Dominion
Electric Cooperative ("Old Dominion") and
AMBAC Indemnity Corporation
                                                  PREMIUM:   $

AMBAC INDEMNITY CORPORATION (AMBAC) A Wisconsin Stock Insurance Company in consideration of the payment of the premium and subject to the terms of this Policy, hereby agrees to pay to Old Dominion that portion of repayments of principal of and payments of interest on Invested Monies invested pursuant to the above-described investment agreement (the "Investment Agreement") which shall become Due For Payment but shall be unpaid by reason of Nonpayment.

AMBAC will make such payments to Old Dominion within one business day following notification to AMBAC of Nonpayment.

AMBAC shall disburse repayments of principal of Invested Monies and payments of interest on Invested Monies which are then Due for Payment but are unpaid to Old Dominion only upon receipt of written notice from Old Dominion setting forth the amount which is then Due for Payment. AMBAC shall, to the extent that it makes repayments of principal of or payments of interest on Invested Monies, become subrogated to the rights of Old Dominion in accordance with the terms hereof, and to evidence such subrogation Old Dominion shall execute such assignments or documents of transfer with respect to Old Dominion's rights under the Investment Agreement as may be reasonably determined by AMBAC. To the extent that AMBAC makes payments under this Policy to Old Dominion, Old Dominion shall be deemed to have assigned to AMBAC its interests in the Investment Agreement and any collateral pledged thereunder to the extent of the payments so made.

As used herein, the term "Old Dominion" shall have the meaning given that term in the Investment Agreement. "Due for Payment" shall mean, with respect to repayments of principal, that a "Withdrawal Date", as that term is defined in the Investment Agreement, has been reached and, with respect to payments of interest, shall mean that an "Interest Payment Date", as that term is defined in the Investment Agreement, has been reached, in each instance subject to the terms and conditions of the Investment Agreement. "Invested Monies" shall have the meaning given that term in the Investment Agreement. "Nonpayment" shall mean the failure of Old Dominion to have received repayments of principal of and/or payments of interest on Invested Monies from AMBAC Capital Funding, Inc. when such payments have become Due for Payment.

In the event that any repayment of principal of or payment of interest on the Invested Monies has been deemed to be a voidable transfer under the provisions of the United States Bankruptcy Code, 11 U.S.C. Section 101 et seq., and theretofore been disgorged or recovered from Old Dominion or any pledgee of Old Dominion, AMBAC shall make payment to Old Dominion of such amounts, if sufficient funds are not otherwise available for payment of such disgorgement or recovery.

This Policy is noncancelable. The premium on this Policy is not refundable for any reason. This Policy does not insure against loss other than Nonpayment. In the event that AMBAC were to become insolvent, any claims arising under the Policy would be excluded from coverage by the Connecticut Insurance Guaranty Association.

IN WITNESS WHEREOF, AMBAC has caused this Policy to be executed and attested on its behalf this 31st day of July, 1996.



Attest: _______________________         By:   _______________________
        Assistant Secretary                     Vice President


Effective Date: July 31, 1996

                                   EXHIBIT C


Old Dominion Electric Cooperative



                          DRAWS FROM    GUARANTY AGREEMENT
                  GUARANTY AGREEMENT          DEPOSIT FUND
      DATE              DEPOSIT FUND               BALANCE

     7/30/96                   0.00          24,378,659.53
     1/5/97              742,424.68          24,396,171.84
     7/5/97              154,613.40          25,124,699.86
     1/5/98            1,389,328.81          24,644,885.18
     7/5/98              153,742.90          25,383,287.12
     1/5/99            1,376,383.55          24,925,778.56
     7/5/99              152,759.77          25,675,331.97
     1/5/00            1,375,635.04          25,229,143.95
     7/5/00              151,697.99          25,990,740.97
     1/5/01            1,374,524.89          25,557,080.90
     7/5/01              150,550.22          26,331,697.01
     1/5/02            1,373,331.67          25,911,572.77
     7/5/02              149,309.50          26,700,262.20
     1/5/03            1,372,041.69          26,294,770.00
     7/5/03              147,968.30          27,098,672.37
     1/5/04            1,370,647.27          26,708,997.04
     7/5/04              146,518.51          27,529,344.22
     1/5/05            2,807,399.36          25,718,507.12
     7/5/05              (90,014.78)         26,739,531.86
     1/5/06            1,611,904.26          26,095,598.65
     7/5/06              148,665.40          26,891,593.92
     1/5/07            1,371,372.04          26,493,697.58
     7/5/07              147,272.06          27,305,497.37
     1/5/08            1,559,422.55          26,734,533.82
     7/5/08              146,429.13          27,555,894.81
     1/5/09            1,748,045.34          26,805,372.86
     7/5/09              146,181.20          27,629,546.16
     1/5/10            1,747,787.56          26,881,948.17
     7/5/10              145,913.18          27,709,161.51
     1/5/11            1,747,508.91          26,964,724.25
     7/5/11              145,623.47          27,795,223.80
     1/5/12            1,747,207.69          27,054,203.21
     7/5/12              145,310.30          27,888,255.07
     1/5/13            1,746,882.08          27,150,927.82
     7/5/13              144,971.75          27,988,819.66
     1/5/14            1,746,530.11          27,255,484.82
     7/5/14              144,605.80          28,097,527.57
     1/5/15            1,746,149.63          27,368,508.44
     7/5/15              144,210.23          28,215,038.22
     1/5/16            1,745,738.34          27,490,684.26
     7/5/16              143,782.60          28,342,064.43
     1/5/17            1,745,293.75          27,622,753.41
     7/5/17              143,320.36          28,479,376.72
     1/5/18            1,744,813.17          27,765,516.99
     7/5/18              142,820.69          28,627,808.02
     1/5/19            1,052,519.88          28,611,614.79
     7/5/19              847,355.25          28,800,000.00
     1/5/20           28,800,000.00                   0.00